Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS THIRD QUARTER 2024 RESULTS

Delivered record-high third quarter revenue of $922 million that grew 5% year-over-year

Reported $189 million of net income and record-high third quarter

Adjusted EBITDA of $221 million with a robust 23.9% Adjusted EBITDA margin

Plano, TX, October 31, 2024 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and nine months ended September 30, 2024.

“Strong, sustained consumer enthusiasm for shared, larger-than-life, theatrical experiences was once again on full display in the third quarter as film results far outpaced expectations, delivering the highest quarterly box office since the pandemic, which climbed to within 4% of 3Q19,” stated Sean Gamble, Cinemark’s President and CEO. “Propelled by one break-out hit after the next as a steadier cadence of compelling titles were released into theaters, the third quarter’s results clearly underscore that movie-going begets movie-going and further illustrate the heightened level of impact a theatrical release provides all categories of content. We commend our studio partners for their outstanding work producing and releasing such captivating films that will clearly leave a meaningful imprint on movie-goers for many years to come.”

Mr. Gamble continued, “I’d also like to commend our sensational Cinemark team for capitalizing on the quarter’s box office strength and once again delivering exceptional results that surpassed industry benchmarks and generated record-high third quarter revenue and Adjusted EBITDA. These solid results are a direct reflection of our highly skilled and resourceful global team, the continued benefits we are deriving from our ongoing strategic initiatives, and Cinemark's many distinctive advantages that we believe will continue to position us for future growth and success.”

Q3 2024 Earnings Highlights

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Entertained 60 million moviegoers across global footprint.
•
Delivered domestic box office results that surpassed North American industry recovery by over 600 basis points year-over-year and 1,100 basis points versus Q3 2019; furthermore, international admissions outpaced Latin American industry recovery by 100 basis points year-over-year and 800 basis points compared to Q3 2019.
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Sustained market share growth versus FY 2019 in excess of 100 basis points in the U.S. and Latin America; continued to maintain the most significant market share gains compared with pre-pandemic results of all major exhibitors.
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Continued to meaningfully advance and benefit from strateic initiatives to build audiences, grow new sources of revenue and further enhance our industry-leading operating capabilities.
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Achieved all-time-high food and beverage per caps of $7.97 in the U.S. and $6.08 worldwide.
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Reported record-high third quarter total revenue of $922 million representing a 5% increase year-over-year and a 12% increase versus Q3 2019.
•
Net income was $189 million for the third quarter, with diluted earnings per share attributable to Cinemark Holdings, Inc.
of $1.19.
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Delivered record-high third quarter Adjusted EBITDA of $221 million with a robust 23.9% Adjusted EBITDA margin, which expanded 140 basis points year-over-year.
•
Generated $107 million in Cash from Operating Activities and $64 million of Free Cash Flow; ended the third quarter with a strong cash balance of $928 million.
•
Successfully refinanced unsecured notes due 2026 with the issuance of $500 million 7.00% unsecured notes due 2032 and repaid $6 million of COVID-related debt in Latin America.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended September 30, 2024 increased 5.4% to $921.8 million compared with $874.8 million for the three months ended September 30, 2023. For the three months ended September 30, 2024, admissions revenue increased 3.7% to $460.4 million and concession revenue increased 8.1% to $367.3 million. Worldwide average ticket price was $7.62 and concession revenue per patron was $6.08.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2024 was $187.8 million compared with net income of $90.2 million for the three months ended September 30, 2023. Diluted earnings per share for the three months ended September 30, 2024 was $1.19 compared with diluted earnings per share of $0.61 for the three months ended September 30, 2023. Net income for the three months ended September 30, 2024 included a $42.7 million tax benefit primarily related to the partial release of valuation allowances previously recorded in the U.S.

Adjusted EBITDA for the three months ended September 30, 2024 was $220.5 million compared with $196.8 million for the three months ended September 30, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the nine months ended September 30, 2024 decreased 7.9% to $2,235.2 million compared with $2,427.8 million for the nine months ended September 30, 2023. For the nine months ended September 30, 2024, admissions revenue decreased 9.5% to $1,116.0 million and concession revenue decreased 6.8% to $884.4 million, driven by an 11.3% decrease in attendance to 150.1 million patrons. Worldwide average ticket price was $7.44 and concession revenue per patron was $5.89.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2024 was $258.4 million compared with net income of $206.2 million for the nine months ended September 30, 2023. Diluted earnings per share for the nine months ended September 30, 2024 was $1.73 compared with diluted earnings per share of $1.43 for the nine months ended September 30, 2023. Net income for the nine months ended September 30, 2024 included a $71.3 million tax benefit primarily related to the release of certain valuation allowances.

Adjusted EBITDA for the nine months ended September 30, 2024 was $433.3 million compared with $514.5 million for the nine months ended September 30, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of September 30, 2024 operated 499 theaters with 5,680 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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determinations in lawsuits in which we are a party; and
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the ongoing recovery of our business and the motion picture exhibition industry from the effects of the COVID-19 pandemic and the 2023 writers' and actors' guilds strikes.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 16, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Statement of income data:
Revenue
Admissions	$460.4	$443.8	$1,116.0	$1,233.2
Concession	367.3	339.8	884.4	949.0
Other	94.1	91.2	234.8	245.6
Total revenue	$921.8	$874.8	$2,235.2	$2,427.8
Cost of operations
Film rentals and advertising	265.6	248.2	623.9	692.9
Concession supplies	64.5	63.0	165.1	174.0
Salaries and wages	109.9	107.9	294.1	306.2
Facility lease expense	85.9	84.4	244.7	250.9
Utilities and other	127.0	129.5	332.1	353.5
General and administrative expenses	56.4	48.2	161.0	144.7
Depreciation and amortization	49.1	51.9	148.3	159.6
Impairment of long-lived and other assets	—	2.0	—	12.1
(Gain) loss on disposal of assets and other	(0.1)	(6.1)	2.0	(8.8)
Total cost of operations	758.3	729.0	1,971.2	2,085.1
Operating income	163.5	145.8	264.0	342.7
Other income (expense)
Interest expense	(36.7)	(38.1)	(109.0)	(112.0)
Interest income	14.2	15.3	40.3	40.2
Loss on debt amendments and extinguishments	(3.0)	—	(5.5)	(10.7)
Foreign currency exchange and other related loss	(3.0)	(11.0)	(7.9)	(19.4)
Interest expense - NCM	(5.4)	(5.6)	(16.5)	(17.0)
Equity in income of affiliates	5.0	1.5	11.3	1.2
Net gain on investment in NCMI	11.6	4.7	12.8	13.9
Income before income taxes	146.2	112.6	189.5	238.9
Income tax (benefit) expense	(42.7)	21.4	(71.3)	29.8
Net income	$188.9	$91.2	$260.8	$209.1
Less: Net income attributable to noncontrolling interests	1.1	1.0	2.4	2.9
Net income attributable to Cinemark Holdings, Inc.	$187.8	$90.2	$258.4	$206.2
Net income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$1.54	$0.74	$2.11	$1.70
Diluted	$1.19	$0.61	$1.73	$1.43
Weighted average shares outstanding
Basic	120.0	119.2	119.8	119.0
Diluted	158.2	152.0	153.7	151.8

Other Operating Data

(unaudited, in millions)

	As of
	September 30, 2024	December 31, 2023
Balance sheet data:
Cash and cash equivalents	$928.3	$849.1
Theatre properties and equipment, net	$1,121.2	$1,161.7
Total assets	$4,934.9	$4,836.8
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,333.8	$2,399.1
Total equity	$567.9	$318.8

	Nine Months Ended September 30,
	2024	2023
Cash flows provided by (used for):
Operating activities (1)	$269.6	$335.8
Investing activities	$(89.1)	$(74.9)
Financing activities	$(94.7)	$(118.0)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Nine Months Ended September 30,
	2024	2023
Reconciliation of free cash flow:
Cash flows provided by operating activities	$269.6	$335.8
Less: capital expenditures	90.2	89.7
Free cash flow	$179.4	$246.1

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,			Three Months Ended September 30,
Revenue and Attendance	2024	2023	2024	2023	Constant Currency (1) 2024	2024	2023
Admissions revenue	$375.2	$350.4	$85.2	$93.4	$131.8	$460.4	$443.8
Concession revenue	299.6	268.0	67.7	71.8	103.0	367.3	339.8
Other revenue	66.6	64.1	27.5	27.1	42.3	94.1	91.2
Total revenue	$741.4	$682.5	$180.4	$192.3	$277.1	$921.8	$874.8
Attendance	37.6	37.5	22.8	24.4		60.4	61.9
Average ticket price	$9.98	$9.34	$3.74	$3.83	$5.78	$7.62	$7.17
Concession revenue per patron	$7.97	$7.15	$2.97	$2.94	$4.52	$6.08	$5.49
Cost of Operations
Film rentals and advertising	$222.3	$201.1	$43.3	$47.1	$67.7	$265.6	$248.2
Concession supplies	$49.3	$47.7	$15.2	$15.3	$23.0	$64.5	$63.0
Salaries and wages	$91.1	$89.0	$18.8	$18.9	$29.4	$109.9	$107.9
Facility lease expense	$63.5	$61.0	$22.4	$23.4	$31.0	$85.9	$84.4
Utilities and other	$97.3	$98.9	$29.7	$30.6	$46.3	$127.0	$129.5

	U.S. Operating Segment		International Operating Segment			Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,			Nine Months Ended September 30,
Revenue and Attendance	2024	2023	2024	2023	Constant Currency (1) 2024	2024	2023
Admissions revenue	$894.4	$968.5	$221.6	$264.7	$340.9	$1,116.0	$1,233.2
Concession revenue	709.6	751.1	174.8	197.9	265.2	884.4	949.0
Other revenue	166.4	176.9	68.4	68.7	104.0	234.8	245.6
Total revenue	$1,770.4	$1,896.5	$464.8	$531.3	$710.1	$2,235.2	$2,427.8
Attendance	90.3	101.5	59.8	67.7		150.1	169.2
Average ticket price	$9.90	$9.54	$3.71	$3.91	$5.70	$7.44	$7.29
Concession revenue per patron	$7.86	$7.40	$2.92	$2.92	$4.43	$5.89	$5.61
Cost of Operations
Film rentals and advertising	$513.2	$558.6	$110.7	$134.3	$173.0	$623.9	$692.9
Concession supplies	$126.8	$131.0	$38.3	$43.0	$57.8	$165.1	$174.0
Salaries and wages	$244.4	$253.0	$49.7	$53.2	$80.4	$294.1	$306.2
Facility lease expense	$184.0	$184.9	$60.7	$66.0	$81.4	$244.7	$250.9
Utilities and other	$255.7	$269.7	$76.4	$83.8	$120.6	$332.1	$353.5
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2023. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Adjusted EBITDA (1)
U.S.	$180.7	$151.2	$338.6	$395.4
International	39.8	45.6	94.7	119.1
Total Adjusted EBITDA (1)	$220.5	$196.8	$433.3	$514.5

Capital expenditures
U.S.	$33.5	$26.9	$67.7	$70.7
International	9.5	8.2	22.5	19.0
Total capital expenditures	$43.0	$35.1	$90.2	$89.7
(1)
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$188.9	$91.2	$260.8	$209.1
Add (deduct):
Income tax (benefit) expense	(42.7)	21.4	(71.3)	29.8
Interest expense (1)	36.7	38.1	109.0	112.0
Other income, net (2)	(22.4)	(4.9)	(40.0)	(18.9)
Cash distributions from equity investees (3)	2.2	1.6	5.1	3.2
Depreciation and amortization	49.1	51.9	148.3	159.6
Impairment of long-lived and other assets	—	2.0	—	12.1
(Gain) loss on disposal of assets and other	(0.1)	(6.1)	2.0	(8.8)
Loss on debt amendments and extinguishments	3.0	—	5.5	10.7
Non-cash rent expense	(2.6)	(4.8)	(10.2)	(13.2)
Share-based awards compensation expense (4)	8.4	6.4	24.1	18.9
Adjusted EBITDA	$220.5	$196.8	$433.3	$514.5
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related loss, interest expense - NCM, equity in income of affiliates and net gain on investment in NCMI.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.